Exhibit 10.8

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***]. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

REATA PHARMACEUTICALS, INC. - DARTMOUTH EXCLUSIVE LICENSE AGREEMENT

This Agreement, effective this 16th day of December 2009, between

TRUSTEES OF DARTMOUTH COLLEGE, a non-profit educational and research institution existing under the laws of the State of New Hampshire, and being located at Hanover, New Hampshire 03755, hereinafter called Dartmouth,

and

REATA PHARMACEUTICALS. INC., a corporation of the State of Texas, with a principal place of business at 2801 Gateway Drive, Suite 150, Irving, Texas 75063; hereinafter called Company or Reata.

WHEREAS, [***] are named as inventors in certain United States and foreign patent applications concerning the use of CDDO-Me (a.k.a. RTA 402, a.k.a. bardoxolone methyl) and related synthetic triterpenoids in the treatment of renal disease, cardiovascular disease, diabetes, and related disorders; and

WHEREAS, Dartmouth represents that it has the right to grant the licenses granted in this agreement; and

WHEREAS, Company wishes to obtain a license under the terms and conditions hereinafter set forth, and to use its expertise and resources to manufacture and market the technology;

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

ARTICLE I. Definitions

Section 1.01 Dartmouth Know-How. “Dartmouth Know-How” shall mean any ideas, methods, characterization and techniques developed by Dartmouth Inventors at Dartmouth before the Effective Date, which are necessary for practicing Dartmouth Patent Rights.

Section 1.02 Dartmouth Patent Rights. “Dartmouth Patent Rights” shall mean Dartmouth rights in United States provisional patent applications [***] and [***] and United States Patent Application Serial [***], filed on [***], and any United States or Foreign Patents issuing therefrom, and any continuations, continuations-· in-part, divisions, reissues, reexaminations or extensions thereof. Company and Dartmouth are the joint assignees and owners of all such Patents and Patent Applications.

Section 1.03 Licensed Products. “Licensed Products” shall mean any products or processes covered by or made, in whole or in part, by the use of Dartmouth Patent Rights or by the use of Dartmouth Know-How

Section 1.04 Field. The “Field” of this Agreement shall mean any and all aspects of the inventions set forth for the first time in the Dartmouth Patent Rights, including but not limited to United States Patent Application [***].

Section 1.05 Territory. The “Territory” shall mean the world.

Section 1.06 Affiliate. “Affiliate” means any business entity more than 50% owned by LICENSEE, any business entity that owns more than 50% of LICENSEE, or any business entity that is more than 50% owned by a business entity that owns more than 50% of LICENSEE.

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Section 1.07 Agreement. “Agreement” shall mean this License Agreement.

Section 1.08 Net Sales. “Net Sales” shall mean the gross billing price Company, its subsidiaries and sublicensees charge to their customers for Licensed Products, less credits, sales, use, occupation and excise taxes, and transportation, discounts, returns and allowances in lieu of returns.

Section 1.09 Effective Date. “Effective Date” shall mean the date first written above and shall be the Effective Date of this Agreement.

Section 1.10 License Year. The “First License Year” shall mean the period commencing on the Effective Date and ending December 31, 2009. The second and all subsequent “License Years” shall commence on January 1 and end on December 31 of each year.

Section 1.11 Calendar Quarter. “Calendar Quarter” shall mean the periods ending on March 31, June 30, September 30 and December 31 of each year.

Section 1.12 Valid Claim. “Valid Claim” shall mean an issued or pending claim under the Dartmouth Patent Rights in any country, which, but for the licenses granted herein, would be infringed by use of a Licensed Product in an approved or developmental indication.

Section 1.13 Original Dartmouth Patents. “Original Dartmouth Patents” shall mean [***]; [***];[***]; [***]; and all divisionals, continuations, continuations-in-part, and foreign equivalents.

ARTICLE II. Grant

Section 2.01 License Grant. Dartmouth hereby grants to Company and its Subsidiaries an exclusive, royalty-bearing license under Dartmouth Know-How and Dartmouth Patent Rights to make, have made, use, and/or sell Licensed Products in the Field in the Territory. Notwithstanding the foregoing, Dartmouth expressly reserves a non-transferable royalty-free right to use, for educational and non-clinical research purposes only, the Dartmouth Patent Rights and Dartmouth Know-How in the Field itself, including use by its faculty, staff and researchers.

Section 2.02 Sublicenses. Company shall have the right to grant sublicenses to third parties under Dartmouth Know-How and Patent Rights to make, have made, use and sell the Licensed Products. All such sublicenses shall be in writing and expressly subject to the terms of this Agreement. Company agrees to be responsible for the performance hereunder by its sublicensees. Dartmouth shall have the right to review such sublicenses to assure conformity with this Section. Upon termination of this Agreement, any such sublicenses will revert directly to Dartmouth.

Section 2.03 Patents. Company shall be responsible for all expenses in connection with the preparation, filing, prosecution and maintenance of Dartmouth Patent Rights. Company and Dartmouth shall continue using the firm of Fulbright & Jaworski L.L.P., or a successor firm chosen by Company and reasonably acceptable to Dartmouth, for the preparation, filing, prosecution and maintenance of Dartmouth Patent Rights. Dartmouth shall continue to exercise its right to review the documents related thereto with the counsel of its own and provide recommendations. Costs of such consultations shall be reimbursed to Dartmouth by the Company. As of December 9, 2009 such costs amounted to $[***]. If Company chooses

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

to discontinue prosecution or maintenance of any United States Patent or Patent Application, which is a subject of Dartmouth Patent Rights, it will so inform Dartmouth within a reasonable time before implementation of such decision. Dartmouth then shall have the right to prosecute or maintain such Patent or Patent Application on its own and at its own expense, in which case the license to Company under such Patent or Patent Application will terminate. COMPANY shall notify Dartmouth by at least three (3) months before a National Phase deadline whether it will support the filing of patent applications in particular foreign territories. If COMPANY decides not to support the filing or maintaining foreign applications, Dartmouth reserves the right to file or maintain such applications on its own, in which case the license to COMPANY in the particular territory will terminate.

ARTICLE III.

Disclosure of Invention, Confidentiality and Representations

Section 3.01 Disclosure of Invention. Dartmouth agrees promptly after the Effective Date of this Agreement to deliver and to disclose to duly authorized representatives of Company, all proprietary technical data, methods, processes, including the technology, and other information and specifications relating to Dartmouth Know-How.

Section 3.02 Mutual Confidentiality. Company and Dartmouth realize that some information received by one party from the other pursuant to this Agreement shall be confidential. It is therefore agreed that any information received by one party from the other, and clearly designated in writing as “CONFIDENTIAL” at the time of transfer, shall not be disclosed by the receiving party to any third party and shall not be used by the receiving party for purposes other than those contemplated by this Agreement for a period of three (3) years from the termination of the Agreement, unless or until—

(a) said information shall become known to third parties not under any obligation of confidentiality to the disclosing party, or shall become publicly known through no fault of the receiving party, or

(b) said information was already in the receiving party’s possession prior to the disclosure of said information to the receiving party, except in cases when the information has been covered by a preexisting Confidentiality Agreement. or

(c) said information shall be subsequently disclosed to the receiving party by a third party not under any obligation of confidentiality to the disclosing party, or

(d) said information is approved for disclosure by prior written consent of the disclosing party, or

(e) said information is required to be disclosed by court order or govern- mental law or regulation, provided that the receiving party gives the disclosing party prompt notice of any such requirement and cooperates with the disclosing party in attempting to limit such disclosure.

Section 3.03 Corporate Action. Dartmouth and Company each represent and warrant to the other party that they have full power and authority to enter into this Agreement and carry out the transactions contemplated hereby, and that all necessary corporate action had been duly taken in this regard.

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

ARTICLE IV. Due Diligence

Section 4.01 Milestones. Company has represented to Dartmouth, to induce Dartmouth to issue this license, that it will commit itself to a diligent program of exploiting the Licensed Products so that public utilization will result therefrom. Company agrees to use commercially reasonable efforts to develop, commercialize, and market Licensed Products, including by targeting the following developmental milestones:

(a) [***]

(b) [***]

(c) [***];

ARTICLE V. Payments, Records and Reports

Section 5.01 Payments. For the rights and privileges granted under this license, Company shall pay to Dartmouth

(a) a non-refundable, non-creditable, one-time license access fee of $[***] due upon execution of this Agreement; and

(b) annual license maintenance fee of $[***] due upon each anniversary of the Agreement; and

(c) [***] percent ([***] %) of any consideration, received from an infringement settlement, less litigation expenditures and payments of portions due to sublicensees (if any) from the settlement, as described in Section 8.01, and from each sublicense, except running royalty on the sale of Licensed Products (e.g., license issue fees, license maintenance fees, lump sum payments in lieu of royalty payments, stocks, etc.) received from each sublicensee of Company for the grant of a sublicense. It is agreed that R&D payments from sublicensees to Company shall not be the subject to this Subsection 5.01(c); and

(d) for the achievement of the following milestones for each indication in the first territory a non-refundable, non-creditable milestone payment as follows:

[***]	$	[	***]

[***]	$	[	***]

[***]				$	[	***]

Company shall notify Dartmouth within 30 days of the achievement of each milestone event, and payment of the associated fee shall be due within 30 days of milestone achievement.

(e) [***]:

[***]	$	[	***]
[***]	$	[	***]

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

(f) Upon expiration of the Original Dartmouth Patents in any territory or termination of Exclusive Patent License Agreement among The University of Texas; M.D. Anderson Cancer Center Dartmouth College and Reata Discovery, Inc., whichever is sooner, Reata shall pay to Dartmouth a royalty of [***] % of Net Sales of Licensed Products in that territory, so long as the sale of any Reata product in that territory is covered by one or more Valid Claims in any of the Dartmouth Patent Rights; and

(g) In addition to any royalties on sales of Licensed Products payable to Dartmouth under this or any other agreement, Company will pay the following super-royalty based on the achievement of sales milestones of Licensed Products worldwide, as follows:

$[***] for achieving $[***] in aggregate Net Sales

$[***] for achieving $[***] in aggregate Net Sales

$[***] for achieving $[***] in aggregate Net Sales

$[***] for achieving $[***] in aggregate Net Sales

$[***] for achieving $[***] in aggregate Net Sales

Section 5.02 Reports. Company shall render to Dartmouth:

(a) Beginning with the date of first commercial sale of a Licensed Product in any country, within sixty (60) days after the end of each Calendar Quarter a written account of all quantities of Licensed Products subject to royalty hereunder sold by Company, any Affiliate, and any sublicensee during such Calendar Quarter, the calculation of royalty thereon, and sufficient data for Dartmouth to verify the calculation, including gross sales and allowable deductions to derive to Net Sales figures, and shall simultaneously pay in United States dollars to Dartmouth the royalty due with respect to such sales. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States on the date of royalty payments by Company. Such report shall be certified as correct by an officer of Company. If, after the date of first commercial sale, no Licensed Products subject to royalty hereunder have been sold by Company, its Subsidiaries and its sublicensees during any such quarter, Company shall so report in writing to Dartmouth within sixty (60) days after the end of said quarter. Prior to the date of first commercial sale of a Licensed Product, no royalty reports will be required. If royalties for any License Year do not equal or exceed the minimum royalties established in Section 4.03, Company shall include the balance of the minimum royalty with the payment for the Calendar Quarter ending December 31. Late payments shall be subject to an interest charge of [***] (%) per month.

(b) within sixty (60) days after the close of each License Year written annual reports which shall include but not limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during preceding twelve (12) months as well as plans for coming year. Company shall also provide any reasonable additional data Dartmouth requires to evaluate Company’s performance.

(c) within sixty (60) days of occurrence, report of the date of first sale of Licensed Products in each country.

Section 5.03 Books of Accounts. Company, its Subsidiaries and sublicensees shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary for the purpose of ascertaining and verifying the royalties payable to Dartmouth by Company hereunder. Upon Dartmouth’s request, Company, its Subsidiaries and sublicensees shall permit an independent Certified Accountant selected by Dartmouth (except one to whom Company has some reasonable objection), to

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

periodically have access during ordinary business hours to such records of Company, its Subsidiaries and sublicensees as may be necessary to determine, for any quarter ending not more than three (3) years prior to the date of such request, the correctness of any report and/or payment made under this Agreement. In the event that any such inspection shows an underreporting and underpayment in excess of [***] percent ([***]%) for any twelve (12) month period, then Company shall pay the cost of such examination.

ARTICLE VI. Technical Assistance and Commercial Development

Section 6.01 Technical Assistance. Throughout the term of the Agreement, Dartmouth agrees to permit Company and its designees to consult with its employees and agents regarding developments and enhancements made subsequent to the Effective Date relating to the Licensed Products, at such times and places as may be mutually agreed upon; provided that Company agrees to make suitable arrangements with, and to compensate the Dartmouth employees and agents for such consultation.

Section 6.02 Commercial Development. During the term of this Agreement, Company agrees to use commercially reasonable efforts to effectively manufacture and market Licensed Products. Such efforts will include sublicensing, development of promotional literature, mailings, and journal advertisements.

Section 6.03 Name. Company shall not use and shall not permit to be used by any other person or entity the name of Dartmouth nor any adaptation thereof, or the name of Dartmouth’s employees, in any advertising, promotional or sales literature, or for any other purpose without prior written permission of Dartmouth, except that Company may state that it is licensed by Dartmouth under Dartmouth Know-How and Patent Rights.

ARTICLE VII. Indemnity, Insurance, Disclaimers

Section 7.01 Indemnity. Company shall defend and indemnify and hold Dartmouth and its trustees, officers, agents and employees (the “lndemnitees”) harmless from any judgements and other liabilities based upon claims or causes of action against Dartmouth or its employees which arise out of alleged negligence in the development, manufacture or sale of Licensed Products by Company, its Subsidiaries, and sublicensees, or from the use by the end users of Licensed Products, except to the extent that such judgements or liabilities arise in whole or in part from the gross negligence or willful misconduct of Dartmouth or its employees, provided that Dartmouth promptly notifies Company of any such claim coming to its attention and that it cooperates with Company in the defense of such claim. If any such claims or causes of action are made, Dartmouth shall be defended by counsel to Company, subject to Dartmouth’s approval, which shall not be unreasonably withheld. Dartmouth reserves the right to be represented by its own counsel at its own expense.

Section 7.02 Insurance. At such time as any product, process, service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Company or by a sublicensee, Affiliate or agent of Company, Company shall at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $[***] per incident and naming the indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Company’s indemnification under this Agreement. If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $[***] annual aggregate) such self-insurance program must be acceptable to Dartmouth and Dartmouth Risk Manager. Such insurance will be considered primary as to any other valid and collectible insurance, but only as to acts of the named insured. The minimum amounts of insurance coverage required shall not be construed to create a limit of Company’s liability with respect to its indemnification under this Agreement.

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Company shall provide Dartmouth with written evidence of such insurance upon request of Dartmouth. Company shall provide Dartmouth with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if Company does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, Dartmouth shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

Company shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (I) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by Company or by a sublicensee, Affiliate or agent of Company and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than fifteen (15) years.

Section 7.03 Disclaimer. Nothing contained in this Agreement shall be construed as:

(a) a warranty or representation by Dartmouth as to the validity or scope of any Patent Rights;

(b) a warranty or representation that any Licensed Products manufactured, used or sold will be free from infringement of patents, copyrights, or rights of third parties, except that Dartmouth represents that it has no knowledge of any existing issued patents or copyrights which might be infringed;

(c) except as provided in Section 7.01, an agreement to defend against actions or suits of any nature brought by any third parties.

DARTMOUTH MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF LICENSED PRODUCTS

ARTICLE VIII. Infringement Matters

Section 8.01 Infringement by Third Parties. Company shall give Dartmouth prompt notice of any incident of infringement of Joint Patent Rights coming to its attention. Company agrees to use reasonable efforts to stop any such infringement, but shall not be obliged to commence proceedings against the infringer. If Company decides to commence proceedings however, Company shall be responsible for any legal costs incurred and will be entitled to retain any damages recovered other than payments otherwise due to Dartmouth hereunder. Financial recoveries from any such litigation will first be applied to reimburse Company for its litigation expenditures and to reimburse any litigation fees or pay other recoveries due to sublicensees (if applicable) from the settlement, with additional recoveries being paid to Company, subject to payments due Dartmouth per Section 5.01 (c). Should Company or applicable sublicensee decide not to commence proceedings, Dartmouth shall be entitled to do so in its own name against the infringer, in which event Dartmouth shall be responsible for all legal costs incurred, without recourse to Company. Financial recoveries from any such Dartmouth-initiated litigation (i.e., from Dartmouth acting subsequent to Company declining to act) will be retained fully by Dartmouth, once litigation expenses actually incurred by Reata or any Reata sublicense are paid. In any action to enforce Joint Patent Rights, either party, at the request and expense of the other party shall cooperate to the fullest extent reasonably possible, including by agreeing to participate in such action as a named party, if necessary to maintain the action. Company may not settle any infringement action in any way detrimental to Dartmouth Patent Rights without the expressed written consent of Dartmouth.

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

ARTICLE IX. Duration and Termination

Section 9.01 Term. This Agreement shall become effective upon the date first written above, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force during the life of the last to expire patents under Dartmouth Patent Rights contemplated by this agreement in the last to expire territory. If mutually desired, the parties may negotiate for an extension of this License. Upon the termination of the Agreement Company shall have the right to sell the remainder of the Licensed Product on hand, provided the sales will be subject to the royalty payments of this Agreement.

Section 9.02 Termination - Breach. In the event that either party defaults or breaches any of the provisions of this Agreement, the other party shall have the right to terminate this Agreement by giving written notice to the defaulting party, provided, however, that if the said defaulting party cures said default within thirty (30) days after said notice shall have been given, this Agreement shall continue in full force and effect. The failure on the part of either of the parties hereto to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

Section 9.03 Termination at Will. Company shall have the right to terminate this Agreement by giving three (3) months advance written notice to Dartmouth to that effect and paying a termination fee of $[***]. Upon termination, a final report shall be submitted and royalty and other payments due under Article V, as well as unreimbursed patent expenses due Dartmouth become immediately payable. Upon receipt of the termination notice, Dartmouth should be free to start negotiations with a third party for the rights granted herein.

Section 9.04 Insolvency. In the event that Company shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it, the Agreement shall terminate.

Section 9.05 Prior Obligations and Survivability. Termination of this Agreement for any reason shall not release either party from any obligation theretofore accrued. Sections 3.02, 5.01- 5.03, 7.01- 7.03, 9.03, 10.01 - 10.09 shall survive the termination of this Agreement.

ARTICLE X. Miscellaneous

Section 10.01 Governing Law. This Agreement shall be construed, governed, interpreted and enforced according to the laws of the State of Delaware.

Section 10.02 Notices. Any notice or communication required or permitted to be given by either party hereunder, shall be deemed sufficiently given, if mailed by certified mail, return receipt requested, and addressed to the party to whom notice is given as follows:

If to Company, to:

J. Warren Huff

CEO

Reata Pharmaceuticals, Inc.

2801 Gateway Drive

Irving, TX 75063-2648

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

If to Dartmouth, to:

Alla Kan

Director

Technology Transfer Office

Dartmouth College

11 Rope Ferry Road

Hanover, NH 03755

Section 10.03. Assignment. Except in connection with the sale of substantially all of Company’s assets to a third party, or in the case of a merger, consolidation or a similar transaction, which will require written notice to Dartmouth and not Dartmouth’s consent, neither party shall assign or transfer this Agreement without the express prior written consent of the other, such consent not to be unreasonably withheld,. For purposes of this Agreement, an assignment or transfer of this Agreement by COMPANY shall be deemed to occur in connection with (a) an express assignment or transfer, (b) a general assignment for the benefit of creditors or in connection with any bankruptcy or other debtor relief law, (c) any merger or consolidation to which COMPANY is a party, regardless of whether COMPANY is the surviving corporation, or (d) any other transaction pursuant to which a change would occur in the “ultimate parent entity” of COMPANY, applying the rules in effect from time to time under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Section 10.04 Entire Agreement. This Agreement represents the entire Agreement between the parties as of the effective date hereof, and may only be subsequently altered or modified by an instrument in writing. This agreement cancels and supersedes any and all prior oral or written agreements between the parties which relate to the subject matter of this Agreement.

Section 10.05 Mediation and Arbitration. Both parties agree that they shall attempt to resolve any dispute arising from this Agreement through mediation. Both parties agree that at least one employee, capable of negotiating an agreement on behalf of his employer, shall, within three weeks of receipt of written notification of a dispute, meet with at least one employee of the other party who is also capable of negotiating an agreement on behalf of his employer. If no agreement can be reached, both parties agree to meet again within a four week period after the initial meeting; with a neutral third party acceptable to both Dartmouth and Company present to facilitate such second meeting, to negotiate in good faith to resolve the dispute. If no agreement can be reached after this second meeting, both parties agree to submit the dispute to binding arbitration under the Rules of the American Arbitration Association before a three member arbitration panel comprised of one member chosen by each party, who shall then jointly appoint the third member of the arbitration panel.

Section 10.06 Waiver. A failure by one of the parties to this Agreement to assert its rights for or upon any breach or default of this Agreement shall not be deemed a waiver of such rights nor shall any such waiver be implied from acceptance of any payment. No such failure or waiver in writing by any one of the parties hereto with respect to any rights, shall extend to or affect any subsequent breach or impair any right consequent thereon.

Section 10.07 Severability. The parties agree that it is the intention of neither party to violate any public policy, statutory or common laws, and govern- mental or supranational regulations; that if any

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

sentence, paragraph, clause or combination of the same is in violation of any applicable law or regulation, or is unenforceable or void for any reason whatsoever, such sentence, paragraph, clause or combinations of the same shall be inoperative and the remainder of the Agreement shall remain binding upon the parties.

Section 10.08 Marking. Company agrees to mark the Licensed Products with all applicable trademarks, and patent numbers.

Section 10.09 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year herein written.

THE TRUSTEES OF DARTMOUTH COLLEGE

By	/s/ Alla Kan

Date	December 16, 2009

Name	Alla Kan
Title	Director, Technology Transfer Office

REATA PHARMACEUTICALS, INC.

By	/s/ Warren Huff

Date	12/16/2009

Name	Warren Huff
Title	CEO

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***]. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Copy

AMENDMENT NO. 1 TO 2009 LICENSE AGREEMENT

Amendment No. 1, dated as of July 9, 2012 (the “Amendment”), to the Reata Pharmaceuticals Inc. - Dartmouth Exclusive License Agreement, effective December 16, 2009 (the “Agreement”), by and between TRUSTEES OF DARTMOUTH COLLEGE (collectively “Dartmouth”), said college being a non-profit educational and research institution existing under the laws of the State of New Hampshire, Hanover, New Hampshire 03755, and REATA PHARMACEUTICALS, INC. (“Reata”), a Delaware corporation having a principal place of business located at 2801 Gateway Drive, Suite 150, Irving, Texas 75063.

WHEREAS, [***]

WHEREAS, [***].

NOW, THEREFORE, in consideration of the recitals above and the mutual promises contained herein and for other good and valuable consideration, including the consideration stated in the [***], the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Section 1.03 of the Agreement is hereby amended to read in its entirety as follows:

“Licensed Products. “Licensed Products” shall mean any product (i) (A) covered by, (B) made, in whole or in part by the use of, or (C) sold for a use claimed in, the Dartmouth Patent Rights or (ii) which utilizes the Dartmouth Know-How.”

2. Section 2.03 (Patents) of the Agreement is hereby amended to read in its entirety as follows:

“Company shall control all aspects of preparation, filing, prosecution, maintenance, and enforcement of Dartmouth Patent Rights, and shall be responsible for all costs thereof except as otherwise provided herein. Dartmouth shall have the right to review and provide comments to Company on amendments, responses to office actions, and other submissions to patent authorities. The costs of such consultations shall be reimbursed to Dartmouth by Company. All such amendments, responses and other submissions shall be submitted to Dartmouth for its consideration at least fourteen days in advance of actual filing and no amendment of any claim of a pending application or issued patent that diminishes the scope of that claim may be made without Dartmouth’s written consent. Company will reasonably consider comments and suggestions provided by Dartmouth regarding amendments that do not diminish the scope of any such claim, responses and other submissions, but shall have no obligation to act upon such comments and suggestions. Company and Dartmouth shall continue using the firm of Fulbright & Jaworski L.L.P., or a successor firm chosen by Company and reasonably acceptable to Dartmouth, for the preparation, filing, prosecution and maintenance of Dartmouth Patent Rights. If Company chooses to discontinue prosecution or maintenance of any United States Patent or Patent Application, which is a subject of Dartmouth Patent Rights, it will so inform Dartmouth at least thirty days before implementation of such decision. Dartmouth then shall have the right to prosecute or maintain such Patent or Patent Application on its own and at its own expense, in which case the license to Company under such Patent or Patent Application will terminate. Company shall notify Dartmouth by at least three (3) months before a National Phase deadline whether it will support the filing, prosecution, or maintenance of patent applications in particular foreign territories. If Company decides not to support the filing, prosecuting, or maintaining of foreign applications, Dartmouth reserves the right to file, prosecute, or maintain such applications on its own, in which case the license to Company in the particular territory will terminate. The decision by Company to abandon any particular Patent, Patent Application and/or foreign application will relieve Company from any further diligence or commercialization obligations of Company in the applicable territory.”

3. Section 5.01 of the Agreement is hereby amended to add the following Section 5.01(h) to Section 5.01:

“(h) a sublicense fee of $[***] within 30 days [***]:

4. Section 5.03 of the Agreement is hereby amended to add the following sentence as the last sentence of Section 5.03:

“The second and third sentences of this Section 5.03 shall not apply to amounts payable under Section 5.01(f) and 5.01(g) of this Agreement.”

5. Section 9.02 of the Agreement is hereby amended to add the following at the beginning of the first sentence of Section 9.02:

“Subject to the provisions of Article Xl,”

6. Section 10.03 of the Agreement is hereby amended to read in its entirety as follows:

“Company may not assign this Agreement without the prior written consent of Dartmouth, which consent will not be unreasonably withheld. A sale of substantially all of Company’s assets to a third party, a merger, consolidation or similar transaction involving Company or an issuance of its capital stock by, or sale of capital stock of, Company shall not constitute an assignment of this Agreement. Promptly after the consummation of a sale of substantially all of

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Company’s assets to a third party, a merger, consolidation or similar transaction involving Company or an issuance of its capital stock by, or sale of capital stock of, Company (if in each case such issuance or sale represents a majority of the outstanding shares of capital stock of Company), Company shall give written notice thereof to Dartmouth.”

7. Section 10.05 of the Agreement is hereby amended by adding the following sentence as the last sentence of Section 10.05:

“The provisions of this Section 10.05 will not apply to any dispute or controversy to which the provisions of Article XI are applicable.”

8. The following new Article XI is hereby added to the Agreement:

“ARTICLE XI. ROYALTY DISPUTE RESOLUTION

Notwithstanding the provisions of Section 10.05 of this Agreement to the contrary, the provisions of this Article XI shall control the resolution of any dispute arising between the parties under Sections 5.01(f) or 5.01(g) of this Agreement (individually a “Royalty Provision”). There shall be a mandatory audit of payments due to Dartmouth every two years beginning on the date which is the second anniversary of the first payment due from Company under Section 5.01(f) or Section 5.0l(g), as applicable. The auditor shall be a firm selected by Dartmouth and shall act solely as the agent of Dartmouth. The cost of the audit, including the fees and expenses of the auditor, shall be paid by Company. Company shall make available to the auditor at the offices of Company, for inspection and copying, all books and records that are reasonably requested by the auditor and that relate to Net Sales for which a royalty is payable during the applicable audit period; provided, however, that Company may redact any commercial or proprietary information that does not diminish or limit the auditor’s ability to calculate Net Sales; and provided further that prior to making such books and records available, the auditor and Dartmouth shall first execute a confidentiality agreement that is reasonably acceptable to Company and to which Company is a party pursuant to which the auditor and Dartmouth (including its attorneys) have agreed to keep confidential and not disclose to third parties or use any non-public information of Company, other than (i) disclosure to the Accounting Arbitrator (hereafter defined) pursuant to any accounting arbitration proceeding or (ii) use in connection with the inspections and accounting arbitration proceedings provided by this Article XI. The auditor may provide to Dartmouth (including its attorneys) documents and information that the auditor has reviewed or obtained in the course of the auditor’s investigation, and shall not be required to disclose to Company any advice provided by the auditor to Dartmouth. If Dartmouth (an “Objecting Party””) objects to Company’s calculation of any payment due under a Royalty Provision, then the Objecting Party shall provide notice in writing to Company of its objection within thirty (30) days after the completion of the audit as determined

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

by the auditor, and shall set forth, in writing and in reasonable detail, the basis of such objection. If an Objecting Party fails to deliver such notice of objection within the foregoing time period, then Company’s calculation of such payment shall be deemed accepted by Dartmouth, and shall become final and binding on the parties to this Agreement. If an Objecting Party gives a written objection notice complying with the foregoing requirements within the applicable time period, then Company and the Objecting Party shall attempt in good faith, for a period of thirty (30) days following receipt by Company of such notice, to resolve any dispute concerning the item(s) subject to such notice. If Company and the Objecting Party are unable to resolve the dispute during such 30-day period, then, at the request of either such party, Company and the Objecting Party shall refer the matter to the Accounting Arbitrator within fourteen (14) days following the expiration of such 30-day period to resolve the matters in dispute, and the determination of the Accounting Arbitrator in respect of each matter remaining in dispute shall be conclusive and binding on Company and the Objecting Party. If any disputed matters are submitted to the Accounting Arbitrator, Company and the Objecting Party shall each enter into a reasonable customary engagement letter with the Accounting Arbitrator at the time such matters are submitted to the Accounting Arbitrator, in which each of the Accounting Arbitrator and Dartmouth (including its attorneys) agree to keep confidential and not to use or disclose any non-public information of Company to any third party other than use in connection with such accounting arbitration proceeding. Subject to the execution of such engagement agreement, Company shall provide to the Accounting Arbitrator copies of any or all of the books and records of Company that were provided to the auditor by Company that are requested in writing to be provided by Dartmouth to the Accounting Arbitrator. Each of Company and the Objecting Party may present a supporting brief and provide any supplemental materials to the Accounting Arbitrator (and provide a copy thereof to the other party) within thirty (30) days after the appointment of the Accounting Arbitrator. Within fourteen (14) days after receipt of a supporting brief and any supplemental materials, the receiving party may present a responsive brief and supplemental materials to the Accounting Arbitrator (and provide a copy thereof to the other party). If either the Objecting Party or Company wishes to make an oral presentation to the Accounting Arbitrator, a hearing shall be held by the Accounting Arbitrator within thirty (30) days after the submission of such responsive brief and materials, which shall be attended by all parties to the dispute. The Accounting Arbitrator shall deliver to Company and the Objecting Party as promptly as practicable a written report setting forth the resolution of any such disputed matters. The Accounting Arbitrator shall elect the position of either Company or the Objecting Party on an item-by-item basis as the resolution for each disputed matter based upon which position is more nearly correct and shall not impose an alternative resolution with respect to any item of disagreement. The Accounting Arbitrator shall make its determination based solely on the briefs, presentations and supporting material provided by the parties and not pursuant to any independent review. The determination of the Accounting Arbitrator shall be final and binding on Company and the

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Objecting Party and shall constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by a court having jurisdiction thereof. Notwithstanding any other provision of this Agreement to the contrary, (i) in the event the aggregate underpayment by Company is equal to or less than [***] Dollars ($[***]), then such underpayment amount shall bear interest at the rate of [***] percent ([***]%) above the prime rate, or successive prime rates, in effect at The JP Morgan Chase Bank from the date when such payment was due or if such underpayment is composed of amounts due on more than one date, interest on each constituent amount shall be calculated from the applicable due date of such constituent amount or (ii) in the event that the aggregate underpayment by Company is greater than [***] Dollars ($[***]), then all such underpayments shall bear interest at the rate of [***] percent ([***]%) from the date when such payment was due (i.e., if the underpayment is composed of amounts due on more than one date, interest on each constituent amount shall be calculated from the applicable due date of such constituent amount). LICENSEE may reduce, without interest, a future royalty amount owed to LICENSORS in an amount equal to any overpayment of royalty payment made by LICENSEE to LICENSORS. Each party shall bear its own expenses of the accounting arbitration. However, the fees and expenses of the Accounting Arbitrator shall be allocated between Company and the Objecting Party so that the Objecting Party’s share of such fees and expenses shall be equal to the product of (i) the aggregate amount of such fees and expenses, multiplied by (ii) a fraction, the numerator of which is the amount in dispute that is ultimately unsuccessfully disputed by the Objecting Party (as determined by the Accounting Arbitrator), and the denominator of which is the total amount in dispute, and Company’s share of such fees and expenses shall be equal to the aggregate amount of all fees and expenses of the Accounting Arbitrator minus the Objecting Party’s share of such fees and expenses. Prior to the determination of the final allocation of the fees and expenses of the Accounting Arbitrator, such fees and expenses (if due) shall be paid 50% by Company and 50% by the Objecting Party, with appropriate reimbursement being made after the final allocation of such fees and expenses. For purposes of this Article XI, the term “Accounting Arbitrator” shall mean any of the independent accounting firms of Deloitte, Ernst & Young, PricewaterhouseCoopers, KPMG, McGladrey & Pullen, LLP, Grant Thornton, LLP, BKD - Baird, Kurtz & Dobson, Clifton Gunderson and Mayer Hoffman McCann, so long as the performance by the applicable accounting firm under this Article XI would not cause such accounting firm to lose its status as an “independent accountant” within the meaning Rule 20l(b) of Regulation S-X of the Securities and Exchange Commission to either Company or the Objecting Party. The Objecting Party shall select the Accounting Arbitrator for the applicable dispute under this Article XI; provided, however, that if a particular accounting firm has served as the Accounting Arbitrator for an immediately preceding dispute under this Article XI, then the Objecting Party shall select a different accounting firm from

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

the one of the firms named above to serve as the Accounting Arbitrator for the then current dispute under this Article XI. If none of the listed accounting firms is qualified, available or willing to serve as the Accounting Arbitrator, the Objecting Party will select another firm subject to the reasonable approval of Company. Notwithstanding any provision of Section 9.02 of this Agreement to the contrary, Dartmouth shall not have the right to declare or give notice of a default or breach of this Agreement or terminate this Agreement as to any dispute or controversy covered by the provisions of this Article XI; provided, however, that any breach by Company of its obligations under this Article XI, other than any failure to pay any amount determined by the Accounting Arbitrator to be owed to Dartmouth pursuant to the provisions of this Article Xl, that is not cured within thirty (30) days after the receipt of written notice by the Objecting Party, and any failure to pay any amount determined by the Accounting Arbitrator to be owed to Dartmouth pursuant to the provisions of this Article XI, including any interest payable with respect to any such amount, within ten (10) days after any such determination shall entitle the Objecting Party to terminate this Agreement without further notice to Company and without affording Company a further opportunity to cure such breach or default

9. Except as amended by this Amendment, the Agreement shall remain in full force and effect pursuant to its terms.

10. Terms not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

11. This Amendment may be executed in one or more counterparts all of which together shall constitute one and the same agreement. The delivery by any party of an executed counterpart hereof by facsimile transmission or email of .pdf copies shall be effective as an original executed counterpart of this Amendment by such party and shall constitute an original enforceable document.

[signatures set forth on the following page]

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

REATA PHARMACEUTICALS, INC.

By:	/s/ Warren Huff
Name:	Warren Huff
Title:	Chief Executive Officer

TRUSTEES OF DARTMOUTH COLLEGE

By:	/s/ Martin N. Wybourne
Name:	Martin N. Wybourne
Title:	Interim Provost and Vice Provost for Research

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.